SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Amendment”) is dated effective January 1, 2019 and amends the Employment Agreement by and between Umpqua Bank (“Umpqua”) and Tory Nixon (“Officer”) dated as of November 23, 2015 (as previously amended, the “Employment Agreement”).

The parties agree as follows:

1.    SEVERANCE. The first sentence of Section 9 of the Employment Agreement is amended to change the Severance Benefit and is replaced with the following: “In the event of Termination Without Cause or Termination for Good Reason, in addition to receiving Earned Compensation, Officer will receive a severance benefit equal to twelve months Base Salary (the ‘Severance Benefit’).”

2.    CHANGE IN CONTROL. The second sentence of Section 10 of the Employment Agreement is amended to change the period over which the Change in Control Benefit is paid and is replaced with the following: “Subject to Section 12.3 below, the Change in Control Benefit shall be paid in equal installments over eighteen months, starting on the next regular payday following termination.”

3.    EFFECT OF AMENDMENT. Except as specifically set forth herein, the Employment Agreement shall continue in full force and effect as written.

4.    DEFINED TERMS. Capitalized terms not otherwise defined in this Amendment have the meanings set forth in the Employment Agreement.

UMPQUA BANK

By:    /s/ Sheri Burns
Title:    EVP/Chief People Officer

OFFICER

/s/ Tory Nixon
Tory Nixon

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